EXHIBIT 10.14(d)

Amendment No. 1 to that certain Secured Note dated as of July 24, 2004 (“Note”).

For good and valuable consideration, the parties to the Note agree and confirm to amend the Note to extend the Maturity Date from June 30, 2008 to January 1, 2009.

Except as set forth above, the Note is hereby ratified and confirmed in all respects.

Dated: March 27, 2008

Colonial Commercial Corp. By: /s/William Pagano Name: William Pagano Title: Chief Executive Officer
Subsidiaries that are “Grantors of a Security Interest” under this Note:
Universal Supply Group, Inc. By: /s/William Pagano Name: William Pagano Title: President
The RAL Supply Group, Inc. By: /s/William Pagano Name: William Pagano Title: Vice President
Confirmed:
Goldman Associates of New York, Inc. By: /s/Michael Goldman Name: Michael Goldman Title: President